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                                                                    Exhibit 21.1

                           Subsidiaries of the Company


Subsidiary                                          Jurisdiction of Organization
----------                                          ----------------------------

Sipex Foreign Sales Corporation                     Barbados

Alpha Semiconductor, Inc.                           California

Sipex GMBH                                          Germany

Sipex Nippon                                        Japan